U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2003

VOICE MOBILITY INTERNATIONAL, INC.
(Name of Small Business Issuer in its Charter)

NEVADA	33-777819
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

100 - 4190 Lougheed Hwy, Burnaby, British Columbia, Canada	V5C 6A8
(Address of Principal Executive Offices)	(Zip Code)

(604) 482-0000
(Issuer's Telephone Number)

Item 5. Other Events

Voice Mobility International, Inc. (TSE: VMY, OTCBB: VMII and FWB: VMY), Vancouver based developer and provider of carrier grade enhanced messaging solutions, today announced a comprehensive agreement with Avaya Inc. (Avaya) for the global distribution of VMI's Enhanced Messaging product (UCN200).

VMI's UCN 200 will be part of the Avaya managed service portfolio provided to Avaya service provider customers. In consideration for the use of VMI's technology, Avaya will pay VMI per unit software licensing fees.

SIGNATURES

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

Date: September 15, 2003

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/s/ Randy G. Buchamer
Randy G. Buchamer
Chief Executive Officer